SECURITIES AND EXCHANGE COMMISSION
==================================
 FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

EDGARizing Solutions, Inc. (Name of Small Business Issuer in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	46-2773450 (IRS Employer Identification No.)

10045 Red Run Boulevard, suite 140 Owings Mills, MD 21117 855-545-0251 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

InCorp Services, Inc. One Commerce Center – 1201 Orange St. #600 Wilmington, DE 19899 800-246-2677 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: The Law Offices of Thomas C. Cook 500 N. Rainbow Blvd., Suite 300 Las Vegas, NV 89107 Phone: 702-221-1925 Fax: 702-221-1963

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this from are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
_
TOTAL	2,000,000	$0.30	$600,000	$68.76
Title of Each Class of Securities to be Registered	Amount of shares to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 per share	2,000,000	$0.30	$600,000	$81.84
TOTAL	2,000,000	$0.30	$600,000	$81.84

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457( a ).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS
EDGARIZING SOLUTIONS, INC.
2,000,000 SHARES OFCOMMON STOCK
SUBJECT TO COMPLETION DATED __________ 2013

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by EDGARizing Solutions, Inc., a Delaware company (references to “we”, “us”, “our”, “EDGARizing Solutions” are to EDGARizing Solutions, Inc.). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 18 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 18-month period. All expenses associated with this offering are being paid by Owings-1, LLC pursuant to the Client Services Agreement attached hereto on Exhibit 10.1.  We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a “best efforts” offering, which means that our President will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.30 per share for the duration of the offering. Proceeds from the sale of the shares will be used to implement our plan of operation. Any funds that we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We will receive net proceeds of $600,000 if all the shares in this offering are sold.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be solely responsible for selling shares under this offering and no commission will be paid on any sales. Our President intends to offer our shares to friends, family members, and business acquaintances for a period of 18 months from the effective date of this prospectus.  In offering the securities on our behalf, our sole Officer will rely on safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We do not have any arrangements to place the funds received from our offering of 2,000,000 shares of common stock in an escrow, trust, or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $0.30 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 7 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2013

The following table of contents has been designed to help you find information contained in this prospectus.

We encourage you to read the entire prospectus.

Until _____, 2013 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PART I

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “EDGARizing Solutions,” “Company,” “we,” “us” and “our” refer to EDGARizing Solutions, Inc.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.

Our Company

EDGARizing Solutions, Inc. was incorporated on May 9, 2013 under the laws of the State of Delaware. Our main goal is to provide electronic document conversion and filing solutions for public companies that periodically file documentation with the United States Securities and Exchange Commission (“SEC”) via the Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system – this process is often called “EDGARizing.”  We offer our clients the ability to electronically file various documents like registration statements, quarterly and annual financial statements, and other disclosure documentation using XBRL and HTML/ASCII electronic formats.

As of the date of this prospectus, we have cash reserves of $0.  Although the Company is currently provided free access to office space and telephone and internet service by The Owings Group, LLC, it is anticipated that we will begin to pay for these expenses if we realize 75% participation or higher in this Offering (See “Use of Proceeds” on page 14.  As the Company begins to expand and increase its client base, we expect additional administrative and operational costs.  We anticipate that some of these costs will be covered revenues from Company operations and the balance will be covered by using proceeds from this Offering.  If we are unsuccessful in raising sufficient funds from this Offering, we may need to seek alternative means of funding.

We are a development stage company that has not realized any revenues to date. We are in the early stages of developing our business of providing electronic document conversion and filing services for public companies submitting documentation to the SEC’s EDGAR system.

Our plan of operations over the 12 month period following successful completion of our offering of 2,000,000 shares of commons stock is to use (i) approximately $20,000 to $30,000 to set up our office space, (ii) approximately $25,000 to $75,000 to develop and refine our website, (iii) approximately between $25,000 to $75,000 to implement our marketing strategy, (iv) approximately between $10,000 to $125,000 to provide our President a salary and potentially hire new employees, (v) approximately $25,000 to $55,000 to acquire new technology or maintain cash reserves in case new technology emerges, (vi) approximately $10,000 to $25,000 to pay for ongoing education and training for our President and any new employees, (vii) $200,000 to pay off a liability to Owings-1, LLC, and (viii) approximately $15,000 to cover the costs of being a “reporting issuer” (See “Use of Proceeds” and “Plan of Operations”). Our estimated cost of $15,000 for being a “reporting issuer” for the next 12 months does not include the cost of this Offering.

We need to raise at least $200,000 from this Offering to satisfy an obligation to Owings-1, LLC for services rendered in relation to this S-1 registration (See “Client Services Agreement” on Exhibit 10.1. The $200,000 is due to Owings-1, LLC once this prospectus is declared effective. In the event that we fail to raise sufficient proceeds through this Offering to satisfy this debt, Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this liability.  We need to realize maximum participation in this Offering to implement our complete Plan of Operation.  If we are unsuccessful in this offering, we will need a minimum financing of $15,000 over the next 12 months to cover the costs of our quarterly and annual filing requirements.  If necessary The Owings Group, LLC, has verbally agreed to provide us with an on demand, non-interest bearing loan to cover these costs.  In this event, The Owings Group, LLC has also verbally agreed to continue providing us with office space and access to internet and telephone services free of charge.  However, there is no guarantee that Owings-1, LLC will make accommodations in relation to our $200,000 obligation or that The Owings Group, LLC will extend a loan to us or provide free access to office space and internet and telephone service in the event our Offering fails.  If we do not realize sufficient participation in our Offering, and are unable to negotiate alternative means of financing, we could be forced to cease operations.

In his capacity as an attorney, our President, Jerry Gruenbaum, has provided EDGAR document conversion services for a wide range of different companies over the last ten years.  Our President is not currently receiving a salary, however, if we realize at least 50% participation in this Offering, we will begin to compensate him. Our Secretary, David Mathias, has no experience in the EDGARizing industry.  Our Secretary is not paid a salary and there are no plans to provide him with a salary in the future.  Our Secretary currently devotes approximately 5 hours a week to Company matters and expects to devote approximately 5 hours a week to Company matters after the completion of this offering.

Neither Mary Radomsky, our sole Director, nor our President nor our Secretary, have agreed to serve as a Director or Officers of the Company at least in part due to a plan, agreement, or understanding that she or he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity and also confirms that she has no such present intentions.

From inception until the date of this filing we have had limited operating activities, primarily consisting of (i) the incorporation of our company, (ii) the development of our business plan, (iii) the initial equity funding by The Owings Group, LLC, (iv) the acquisition of rights to Jerry Gruenbaum’s EDGAR and XBRL document conversion software, and (v) initial marketing efforts to secure clients.  On May 10, 2013, The Owings Group, LLC, was issued 20,000,000 shares of our common stock, with a par value of $0.001, for a commitment to pay $1,000 once our bank account was open and good will consideration in the form of office space, access to internet and telephone service, the use of a customer relationship management (“CRM”) database, as well as access to its network of professional contacts and relationships.  Our President, Jerry Gruenbaum, received 4,000,000 shares of common stock, with a par value of $0.001, for the rights to use his EDGAR and XBRL conversion software, as well as for his good will consideration in the form of his experience and professional contacts as an attorney and CPA, his experience handling EDGAR and XBRL document conversion and filings, and for the performance of his duties as an Officer of the Company without compensation.

On May 20, 2013, Sycamore Ventures, Inc. acquired 20,000,000 shares of the Company’s common stock from The Owings Group, LLC and 4,000,000 shares of the Company’s common stock from Jerry Gruenbaum.  As a result, Sycamore Ventures, Inc. currently owns 100% of our issued and outstanding common stock.

Our financial statements from inception on May 9, 2013 through May 31, 2013 report no revenues and a net loss of $123,196. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our principal executive offices are located 10045 Red Run Boulevard, suite 140, Owings Mills, MD 21117.

The telephone number at our principal executive offices is 855-545-0251.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN ‘EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 7 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information, investment experience, and objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

The Offering

Securities Being Offered:	2,000,000 shares of common stock, par value $0.001 per share.

Offering price	$0.30 per share

Duration of the Offering:	The 2,000,000 shares of common stock are being offered for a period of 18 months.

Net proceeds to us	$600,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14.

Shares Outstanding Prior to Offering	24,000,000 shares of common stock.

Shares Outstanding After Offering	26,000,000 shares of common stock

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	These costs are being borne by a third party (See “Client Services Agreement,” attached hereto on Exhibit 10.1

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

 SUMMARY FINANCIAL INFORMATION

The following tables summarize the relevant financial information for EDGARizing Solutions, Inc. Because this is only a financial summary, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus, including the financial statements and the explanatory notes, before making an investment decision.

The tables and information below are derived from our audited financial statements for the period from May 9, 2013 (Inception) to May 31, 2013. Such information should be read in conjunction with such financial statements, including the notes thereto.  Our working capital as of May 31, 2013 was negative $100,000.

Financial summary	May 31, 2013 ($)
Cash and Deposits	0
Total Assets	0
Total Liabilities	100,000
Total Stockholder’s Equity (Deficit)	(100,000)

Statement of Operations	From Inception to May 31, 2013
Total Expenses	123,196
Net Loss for the Period	123,196
Net Loss per Share	0.01

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR BUSINESS

Our future success depends on our ability to increase revenues.

We are in a highly fragmented market for the delivery of SEC EDGAR conversions and filings and face numerous risks and uncertainties in achieving increased revenues. In order to be successful, we must increase our revenues from the sale of our services to public companies and individuals subject to the reporting and disclosure requirements imposed by the SEC. In order to increase our revenues, we must successfully:

•	implement our marketing plan to attract potential clients to our EDGAR conversion and submission services;
•	launch our website and increase traffic to our website by developing relationships with popular websites and providers of business and financial information;
•	convert online visitors to clients;
•	generate revenues through the sale of our services to current public companies, those seeking to become public and individuals who need our filing services;
•	attract, retain and motivate qualified personnel with EDGAR conversion experience to serve in various capacities, including sales and marketing positions;
•	upgrade our conversion software to enhance our EDGAR conversion and transmission services;
•	respond effectively to competitive pressures from other providers of EDGAR conversion services;
•	stay abreast of the changes by the SEC regarding its EDGAR system.

If we are not successful in the execution of these strategies, our business, results of operations and financial condition will be materially adversely affected.

We face intense competition from other providers of EDGAR conversion services.

We compete with many companies that provide EDGARizing and filing services. Because our market poses no substantial barriers to entry, we expect this competition to continue to intensify. The types of companies with which we compete include:

•    large financial printers, which offer EDGAR conversion as part of their suite of services;
•    companies that offer EDGAR conversion services and sell conversion software;
·   law firms, which are providers of EDGAR conversion services;
•    web-based providers of EDGAR conversion services; and
•    start-up companies entering the market.

Many of our competitors are large, well-established firms with substantial capital reserves that could enable them to more rapidly adapt to technological developments and broader changes in the industry.  If new EDGARizing technology and software is released which dramatically increases efficiency, we may not have sufficient resources to acquire this new technology immediately.  If our competitors can acquire new technologies while we are still using older technologies, we could be at a serious disadvantage which would adversely affect our operations and ability to generate new business.

We will require financing to implement our full Plan of Operation and our inability to obtain such financing could prohibit us from executing our business plan and cause us to cease operations.

We will need to raise funds through public or private debt or sale of equity to implement our Plan of Operation. If our Offering is unsuccessful, we may need to resort to alternative means of financing.  Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

Since our officers currently work without compensation and we are provided free access to office space and internet and telephone service by The Owings Group, LLC, our current cash of $0 should be sufficient to cover our operating expenses through 2013.  However, we will need to generate revenues and/or obtain additional funds in order to maintain and expand our operations or deal with any unexpected expenses as they arise. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plan of operations. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Seale & Beers CPAs, LLC, state in their audit report, dated August 13, 2013 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our services gains significant popularity. Our only source of funds to date has been the sale of our common stock to The Owings Group, LLC. Because we cannot currently assure anyone that we will be able to generate enough interest in our services, or that we will be able to generate any significant revenues or income, the identification of new sources of equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

Once this prospectus is declared effective, the Company will have to satisfy a $200,000 obligation to Owings-1, LLC for services rendered in relation to this Offering.

If the Company does not achieve sufficient participation in this Offering to realize at least $200,000 in proceeds, it will have to resort to alternative means for financing, restructuring, or satisfying this obligation.  If the company realizes exactly $200,000 from this Offering, it will still have to resort to some fashion of financing to satisfy the costs associated with being a reporting company, which are estimated to be approximately $15,000 per year.  The Company has secured a verbal agreement from The Owings Group, LLC, that it will provide an on demand, non-interest bearing loan to the Company to cover the costs of being a reporting company.  However, there is no guarantee that The Owings Group, LLC will have the capacity to honor this verbal agreement should the Company not realize sufficient proceeds from this Offering to cover these costs.  If the Company cannot source an alternative means of financing, it will not be able to cover the costs of being a reporting company and may be forced to cease operations.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures to complete the development and launch our used list services business beyond the incipient stages it is in now. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues from our primary services.

Our business consists of providing conversion and filing services to companies that are required to file electronic reports with the SEC via the EDGAR system.  We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. This lack of business diversification could cause you to lose all or some of your investment if we are unable to continue to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have two employees, but we depend primarily on Jerry Gruenbaum, our President, for our operations. The loss of Mr. Gruenbaum would have a substantial negative effect on our company and may cause our business to fail. Mr. Gruenbaum has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Mr. Gruenbaum’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on Mr. Gruenbaum. We do not anticipate entering into employment agreements with him or acquiring key person insurance in the foreseeable future.

Our President is engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our President has existing and additional responsibilities to provide management and services to other entities.  Jerry Gruenbaum, our President, is currently one of our only two employees.  Mr. Gruenbaum devotes approximately 5 hours per week to company matters. Subsequent to successful completion of this offering, Mr. Gruenbaum will devote approximately 15 to 20 hours per week to company matters.  As a result, demands for the time and attention from Mr. Gruenbaum from our company and other entities may conflict from time to time.  Because we rely primarily on Mr. Gruenbaum to maintain our business contacts and to promote our services, Mr. Gruenbaum’s limited devotion of time and attention to our business may hurt the operation of our business.

Investors will have little voice regarding the management of our company due to the large ownership position held by Sycamore Ventures, Inc., and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders, including the election of directors.

Sycamore Ventures, Inc., currently owns approximately 24,000,000, or 100%, of our issued and outstanding shares of common stock.  Accordingly, Sycamore Ventures, Inc., as our majority shareholder, may ultimately exercise complete control over the company and has the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to itself; (ii) employment decisions, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties. If we are successful in completing the Maximum Offering Sycamore Ventures, Inc. will own 90.9% of the company’s issued and outstanding common stock, and is still in a position to significantly influence control of the Company.  If we close our Offering with less than the Maximum Offering, its percentage ownership is even higher. Such control may be risky to the investor because our company’s operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment.  Moreover, investors will not be able to effect a change in the Company’s board of directors, business or management.

In connection with the XBRL and EDGAR conversion services that we offer, we are made aware of information regarding our clients prior to it becoming public. If we fail to keep this information confidential, our business and reputation could be significantly and adversely affected.

Our business involves the conversion of materials to XBRL and EDGAR format for filing with the SEC before the information contained in the materials is made public. As such, we are frequently in possession of confidential information and documentation regarding our clients before it is made public. Securities laws and regulations in the US and elsewhere contain penalties for the misuse of material nonpublic information of the type we often possess, and violation of these laws and regulations could result in civil and criminal penalties. If we do not keep this information confidential, or misuse it in violation of the aforementioned laws and regulations, we could be subject to civil claims by our clients or other third parties or criminal investigations by appropriate authorities. We could also damage our relationships with existing clients or harm our ability to attract new clients.

We may not be successful in providing new and enhanced services which could have a material adverse effect on the Company’s business, results of operation and financial condition.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer demands. To be successful, we must adapt to our rapidly changing market by continually enhancing our existing services and adding new services to address our customers' changing demands. We could incur substantial costs if we need to modify our services or infrastructure to adapt to these changes. Our business could be adversely affected if we were to incur significant costs without generating related revenues or if we cannot adapt rapidly to these changes.

Our business could also be adversely affected if we experience difficulties in introducing new or enhanced services or if these services are not favorably received by users. We may experience technical or other difficulties that could delay or prevent us from introducing new or enhanced services. Furthermore, after these services are introduced, we may discover errors in these services which may require us to significantly modify our software or hardware infrastructure to correct these errors.

The software and equipment we use in our EDGARizing business are subject to rapid technological change and could require us to make significant capital investment in new equipment and technologies.

Newer technologies, techniques and/or products for delivery of the EDGARizing services we offer could be developed with better performance than the computer equipment and software that we currently use. The availability of new and better technologies could require us to make significant investments in computer equipment and software, render our current computer equipment or software obsolete and have a significant negative impact on our business and results of operations. Furthermore, technological changes, such as improvements or advancements in computer equipment or software could require a significant investment on our part to train our employees how to use these new applications.

If our advertising and marketing efforts fail to attract customers to use our services, we will not be able to generate revenues, which could have a material adverse effect on the Company’s business, results of operation and financial condition.

We primarily target and market our services directly to senior executives of Over the Counter Bulletin Board (“OTCBB”) companies. We will approach the professional contacts maintained by our President and sole Director.  Additionally, the Company will engage a search engine optimization firm to increase traffic to its website through the use of organic optimization, professional copywriting and effective link building efforts to obtain top natural listings. Although we believe that building awareness of our conversion and transmission service will be critical in increasing our client base, we cannot assure you that we will be successful in attracting customers.  If we fail to attract customers to use our services, we will be unable to generate revenues, which could significantly affect our business, financial condition and results of operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

RISKS RELATED TO OWNING OUR COMMON STOCK

Our stockholders may not be able to resell their stock due to a lack of public trading market.

There is currently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this offering.  However, there can be no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. At present, there are 24,000,000 issued and outstanding shares of common stock.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share process and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•    Potential investors’ anticipated feeling regarding our results of operations;
•    Increased competition;
•    Our ability or inability to generate future revenues; and
•    Market perception of the future of development of EDGAR filing services.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. However, Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $5,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Investors that need to rely on dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of 2,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of EDGARizing Solution, Inc.

We may be subject to Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

For purposes of Delaware law, an “interested shareholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person; provided, however, that the term “interested shareholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested shareholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of EDGARizing Solutions, Inc. from doing so if it cannot obtain the approval of our board of directors.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and registration statement on Form S-1 contain certain forward-looking statements that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

USE OF PROCEEDS

Our public Offering of 2,000,000 shares is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30.  The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.”  Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.  The costs of this Offering are being advanced by Owings-1, LLC pursuant to the Client Services Agreement, attached hereto on page Exhibit 10.1.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	$150,000	$300,000	$450,000	$600,000
Costs associated with being a publicly reporting company	$0.00	$15,000	$15,000	$15,000
Office Set Up	$0.00	$0	$20,000	$30,000
Website Development	$0.00	$25,000	$50,000	$75,000
Advertising and Marketing	$0.00	$25,000	$50,000	$75,000
Salary for Employees	$0.00	$10,000	$75,000	$125,000
Software	$0.00	$25,000	$30,000	$55,000
Ongoing EDGAR/XBRL Training	$0.00	$0.00	$10,000	$25,000
Pay off Obligation to Owings-1, LLC	$150,000	$200,000	$200,000	$200,000

(1) Expenditures for the 12 months following the completion of this Offering.  The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs.

Any funds we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

If necessary The Owings Group, LLC, has verbally agreed to loan the company funds to cover the costs of our quarterly and annual reporting and filing requirements, but we will require full funding to implement our complete plan of operation (See the “Plan of Operation” section of this prospectus).  Such loan would have no term, be payable upon demand and have no interest rate.  In the event that our Offering fails The Owings Group, LLC, has agreed to continue providing us the use of our current office space, and access to telephone and internet service free of charge.  Additionally, if our Offering is unsuccessful, our President, Jerry Gruenbaum, and our Secretary, David Mathias, have verbally committed to continuing their roles as Officers without compensation until such time as the Company generates sufficient revenues to warrant providing them with salaries.

In the event our offering fails to realize at least $200,000 in proceeds, then we will be unable to repay the total amount that will be owed to Owings-1, LLC upon the effective date of this prospectus. Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this obligation if the Offering does not produce sufficient proceeds.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.30 per share. This price is significantly higher than the price paid by The Owings Group, LLC and Jerry Gruenbaum for common equity since the Company’s inception on May 9, 2013.  The Owings Group, LLC, received 20,000,000 shares of common stock, with a par value of $0.001, from the Company on May 10, 2013.  In return for these shares, The Owings Group, LLC provided the Company with a commitment to pay $1,000 once its bank account was established and good will consideration in the form of office space, access to telephone and internet service, and access to its network of professional contacts and relationships.  Jerry Gruenbaum received 4,000,000 shares of common stock, with a par value of $0.001, on May 10, 2013. In return for these shares, the Company received the rights to Mr. Gruenbaum’s EDGAR and XBRL document conversion software as well as goodwill consideration in the form of his experience and professional contacts as an attorney and CPA, his experience handling EDGAR and XBRL document conversion and filings, and for his performance of duties as an Officer of the Company without compensation.

On May 20, 2013, Sycamore Ventures, Inc. acquired 20,000,000 shares of the Company’s common stock from The Owings Group, LLC and 4,000,000 shares of the Company’s common stock from Jerry Gruenbaum.

As of May 31, 2013, the net tangible book value of our shares of common stock was $0 or approximately $0.00 per share based upon 24,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 26,000,000 shares to be outstanding will be $600,000 or approximately $.0231 per share. The net tangible book value per share prior to the offering is $0.00. The net tangible book value of the shares held by our existing stockholders will be increased by $.0231 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.0231 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 7.7% of the total number of shares then outstanding for which they will have made cash investment of $600,000, or $0.30 per share. Our existing stockholder will own 92.3% of the total number of shares then outstanding.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 25,500,000 shares to be outstanding will be $450,000, or approximately $.0157 per share. The net tangible book value per share prior to the offering is $.00. The net tangible book value of the shares held by our existing stockholders will be increased by $.0157 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.0157 per share.

After completion of this offering investors in the offering will own approximately 5.9% of the total number of shares then outstanding for which they will have made cash investment of $450,000, or $0.30 per share. Our existing stockholder will own approximately 94.1% of the total number of shares then outstanding.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 25,000,000 shares to be outstanding will be $300,000, or approximately $.012 per share. The net tangible book value per share prior to the offering is $.00. The net tangible book value of the shares held by our existing stockholders will be increased by $.012 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.012 per share.

After completion of this offering investors in the offering will own approximately 4% of the total number of shares then outstanding for which they will have made cash investment of $300,000, or $0.30 per share. Our existing stockholder will own approximately 96% of the total number of shares then outstanding.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 24,500,000 shares to be outstanding will be $150,000 or approximately $.0061 per share. The net tangible book value per share prior to the offering is $.00. The net tangible book value of the shares held by our existing stockholders will be increased by $.0061 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.0061 per share.

After completion of this offering investors in the offering will own 2% of the total number of shares then outstanding for which they will have made cash investment of $150,000, or $0.30 per share. Our existing stockholder will own 98% of the total number of shares then outstanding.

Price per share	$.00
Net tangible book value per share before offering	$.00
Potential gain to existing shareholders	$600,000
Net tangible book value per share after offering	$.0231
Increase to present shareholders in net tangible book value per share after offering	$.0231
Capital contributions	$0
Number of shares outstanding before the offering	24,000,000
Number of shares after offering held by existing shareholders	24,000,000
Percentage of ownership after offering	92.3%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.30
Dilution per share	$.2769
Capital contributions	$600,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	7.7%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.30
Dilution per share	$.2843
Capital contributions	$450,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	5.9%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.30
Dilution per share	$.288
Capital contributions	$300,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1.000,000
Percentage of ownership after offering	4.0%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.30
Dilution per share	$.2939
Capital contributions	$150,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	2.0%

PLAN OF DISTRIBUTION

This is a self-underwritten offering, and our President, Jerry Gruenbaum, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Our President will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our President will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).  Under Paragraph 3a4-1(a)(4)(iii), our President must restrict his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by our President of a potential purchaser; provided, however, that the content of such communication is approved by our Director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses is limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our President does not intend to purchase any shares in this offering.

EDGARizing Solutions, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered, with no minimum purchase requirement. The price per share is fixed at $0.30 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

Terms of the Offering

We are offering a total of 2,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The shares will be sold at the fixed price of $0.30 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the effective date of this prospectus and continue for a period of 18 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 18-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock with a par value $0.001 per share. As of the date of this prospectus, there were 20,000,000 shares of our common stock issued and outstanding that is held by one shareholder of record and no shares of preferred stock were issued or are outstanding.  Sycamore Ventures, Inc. owns 24,000,000 shares of our common stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We do not have any outstanding preferred stock but we are authorized to issue up to 10,000,000 shares of preferred stock.  Preferred stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

The Company does not currently have a Transfer Agent but is in the process of retaining one.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Delaware Anti-Takeover Laws

The Delaware Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Delaware corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Certificate of Incorporation or Bylaws of the corporation. Our Certificate of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Delaware corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Delaware; and (2) does business in Delaware directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Delaware. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Delaware "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Delaware corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Delaware's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Market for Our Shares of Common Stock

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we have one shareholder of record.

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC.  Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company and any market maker regarding participation in a future trading market for our securities.

Rule 144 Shares

As of the date of this prospectus, we have issued 24,000,000 shares of common stock.  Sycamore Ventures, Inc. currently owns 24,000,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide the following to the customer, prior to effecting any transaction in a penny stock:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

General

We were incorporated on May 9, 2013 in the State of Delaware. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities primarily consisting of (i) the incorporation of our company, (ii) development of our business plan, (iii) the  initial equity funding by The Owings Group, LLC, (iv) the acquisition of rights to Jerry Gruenbaum’s EDGAR and XBRL document conversion software, and (v) initial marketing efforts for clients. The Owings Group, LLC purchased 20,000,000 shares of common stock with a par value of $0.001 per share, for the commitment to pay us $1,000 once our bank account was open, in addition to providing good will consideration in the form of office space, access to telephone and internet service, as well as access to a customer relationship management (CRM) database.  Our President, Jerry Gruenbaum, received 4,000,000 shares of common stock, with a par value of $0.001, for rights to his EDGAR and XBRL document conversion software and for his good will consideration in the form of his experience and professional contacts as an attorney and CPA, his experience handling EDGAR and XBRL document conversion and filings, and for his performance of duties as an Officer of the Company without compensation.

On May 20, 2013, Sycamore Ventures, Inc. acquired 20,000,000 shares of the Company’s common stock from The Owings Group, LLC and 4,000,000 shares of the Company’s common stock from Jerry Gruenbam.  As a result, Sycamore Ventures, Inc. currently owns 100% of our issued and outstanding common stock.

Our financial statements from inception on May 9, 2013 through our fiscal period ended May 31, 2013 report no revenues and a net loss of $123,196.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business to provide EDGAR and XBRL document conversion and filing solutions for public companies that need to file periodically with the United States Securities and Exchange Commission (“SEC”) via the EDGAR system.

We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operation we believe that we require a minimum funding of $300,000 for the next twelve months. We require at least $450,000 to implement our entire business plan. After the twelve month period we may need additional financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for SEC filing requirements.  If necessary, our majority shareholder, The Owings Group, LLC has verbally agreed to loan the company funds to cover the costs of being a reporting company but we will require full funding to implement our complete business plan.  Such loan would have no term, be payable upon demand and have no interest rate.  In the event that our Offering The Owings Group, LLC, has verbally agreed to continue providing us the use of our current office space free of charge until the Company generates sufficient revenues to bear the burden of leasing costs.  Additionally, if our Offering is unsuccessful, our President, Jerry Gruenbaum, and our Secretary, David Mathias, have verbally committed to continuing their roles as Officers without compensation until such time as the Company generates sufficient revenues to warrant providing them salaries.  In order to satisfy our obligation to Owings-1, LLC, which is incurred once this prospectus is declared effective, we need to raise a minimum of $200,000 in this Offering.  If our offering fails, or we are unable to raise enough capital to satisfy this obligation when incurred, Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this obligation.

Our business office is located at 10045 Red Run Boulevard, suite 140, Owings Mills, MD 21117.

Our telephone number is 855-545-0251.

Product Description

EDGARizing Solutions, Inc. is a full-service EDGAR filing company that files documents and disclosures required by the United States Securities and Exchange Commission (SEC) via the EDGAR system on behalf of public companies. We offer our clients services to electronically file various requirement documents such as registration statements, quarterly and annual reports and other disclosure documentation using XBRL and HTML/ASCII electronic formats.

We intend to convert and edit requirement documents into one of the acceptable EDGAR formats (XBRL, HTML or ASCII) and transmit the formatted documents to the SEC. The electronic formats include additional submission information and coding tags within the documents to aid in the SEC’s analysis of the documents and in the retrieval by the public.

By 2011, the SEC has mandated that all public companies must report their earnings using XBRL format (eXtensible Business Reporting Language). It requires public companies to file the financial statements in an interactive data format that (i) gives investors the ability to download these documents more easily into spreadsheets and other types of software; (ii) allows for the easy exchange of business and financial information; and also (iii) aims to make it easier for analysts to compare financial information across companies and industries.

We are going to offer our EDGARizing and filing services to clients at affordable pricing with exceptional, personalized service and reliable quality.

The scope of work undertaken by a full-service EDGARizing company includes the following:

•	Filing for EDGAR access codes (CIK, CCC, and Passwords) for our clients;
•	Conversion of required documents to acceptable EDGAR formats (HTML, ASCII, XBRL);
•	Electronic transmission of the converted documents with the SEC via EDGAR system;
•	Tagging of a client's documents in accordance with the SEC rules and regulations;
•	Test filings with the SEC issued software to ensure that the filing will be submitted correctly;
•	Real time live filings to the SEC upon clients’ approval

Marketing

We primarily target and market our services directly to senior executives of Over the Counter Bulletin Board (“OTCBB”) companies. The Company’s marketing efforts will focus on utilizing the professional contacts maintained by our President.  As a securities attorney, our President has business relationships with a number of small-to-medium sized companies – many of which are publicly traded on the OTCBB.

We also intend to develop referral relationships with individuals and companies that work directly with companies that are either currently traded on the OTCBB or are actively engaged in the process of becoming publicly traded.  We will utilize our personalized service and quality-driven business model to sell our services to small-to-medium sized publicly traded companies that may not appreciate the more automated approach of our larger competitors.

The Company will engage a search engine optimization firm to increase traffic to its website through the use of organic optimization, professional copywriting and effective link building efforts to obtain top natural listings. Although we believe that building awareness of our conversion and transmission service will be critical in increasing our client base, we cannot assure you that we will be successful in attracting customers.  If we fail to attract customers to use our services, we will be unable to generate revenues, which could significantly affect our business, financial condition and results of operations.

Target Market

Initially, we will pursue business relationships with companies listed on the Over the Counter Bulletin Board (“OTCBB”).  These companies are generally small-to-medium sized and represent a major component of our President’s existing business relationships.  By focusing our services for companies operating in this niche segment of the marketplace, we will position ourselves as experts in satisfying the document conversion and filing needs of OTCBB companies.  However, there is no guarantee that we can position ourselves as experts when it comes to the filing needs of OTCBB companies and similarly there is no guarantee we will be effective in generating revenue from this niche segment of the marketplace.  If we are unsuccessful in our efforts to develop client relationships, our operations will be adversely affected.

As we build our client base, we will expand our target market to encompass companies that are listed on other exchanges as well.  However, we will continue to focus on small-to-medium sized companies that will appreciate the more personalized nature of our services.  There is no guarantee that our target market will be attracted to our services or the way we do business.  If we are unable to develop a client base we may be forced to cease operations.

Our Competition

The EDGARizing services industry in the United States is highly competitive. We face competition from other EDGARizing services, as well as from corporate entities and law firms that provide their own EDGARizing services. We compete with a variety of companies, many of which have substantially greater technical, financial, marketing and other resources than we do, allowing them to be able to reduce their prices, which would force us to reduce our prices; and they may compete more effectively than we can.

The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing a high level of customer service and quality finished products depends primarily on the level of training of our staff, the utilization of computer software and equipment and the ability to perform the services with speed and accuracy. We believe we compete effectively in all of these areas.  With the successful completion of this offering, we will allocate a significant portion of the proceeds towards maintaining a rigorous ongoing education program for our Officers and any employees and/or independent contractors we hire.  Additionally, we will allocate another substantial portion of the Offering proceeds towards acquiring the very latest, and most efficient, EDGARizing software available in the marketplace.

We intend to utilize our President’s experience as a CPA to ensure that our filings, especially those done in the XBRL format, surpass all of our clients’ expectations.  Further, as revenues and business volume warrants hiring additional employees, our President will be sure to train our employees to provide the same quality service as if he was performing the services himself.  There is no guarantee, however, that we will be able to find and hire employees that have the capacity to operate at the same quality level as our President.

Government Regulation

We are required to comply with all regulations, rules and directives of governmental authorities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; none of the services we offer require specific government approval. We must obtain special codes from the Securities and Exchange Commission to act as an independent filer agent. There are no special requirements that are necessary to obtain these codes.

Patent, trademark, license & franchise restrictions and contractual obligations & concessions.

We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Research and Development Activities and Costs

If we develop a large enough client base to generate sufficient revenue to warrant hiring additional employees, we will perform due diligence relating to the costs and benefits of hiring internal employees versus outsourcing our excess business to external and independent contractors.  With regards to outsourcing our document conversion business, we will explore the possibility of using both domestic and international labor.  While international labor may be more cost effective, we will have to establish the ability of these foreign contractors to provide the same quality of service as their domestic counterparts.  The costs of this research will be the time necessary to complete the due diligence.

We will also do consistent research regarding the introduction or anticipated introduction of new technologies and software pertinent to the document conversion and EDGAR filing industry.  Since this is a technologically driven industry, we must stay apprised of any new developments.  If our competitors acquire more effective technology while we are using antiquated technology, we could be at a significant disadvantage.  As such, we will administer ongoing due diligence relating to any and all new technologies that could be applied to the EDGAR filing industry.  The costs of this research will be the time necessary to complete the due diligence.

To date, we have not realized any expenses as a result of research and development activities.

Employees and Employment Agreements

As of the date of this prospectus our only employees are our President, Jerry Gruenbaum, and our Secretary, David Mathias. We are not a party to any employment agreements at this time.

If we are successful in marketing our services, and develop a volume of business that warrants hiring additional employees, we will either hire employees internally or engage independent contractors to handle our excess business. We will also be exploring the possibility of outsourcing our document conversion services to a jurisdiction with a lower cost of labor.

DESCRIPTION OF PROPERTY

The Company does not current own any real estate or materially important physical property.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder, is a party adverse to the Company or has a material interest adverse to the Company.

EXECUTIVE OFFICES

Our current executive offices are provided by The Owings Group, LLC.  We do not pay any rent to The Owings Group, LLC and there is no agreement to pay any rent in the future.  If we realize 75% participation or higher in this Offering, we will use some of the resulting proceeds to establish offices of our own.

RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently not listed on the OTC Bulletin Board or any securities exchange.  There is no guarantee our common stock will ever meet the requirements for listing on the OTC Bulletin Board or a securities exchange.

Holders of Common Stock

As of the date of this prospectus, we had one shareholder of record of our common stock.

Dividend Policy

We have never declared or paid cash dividends. We intend to retain earnings, if any, to support the development of the business and therefore, do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

FINANCIAL STATEMENTS

EDGARrizing Solutions, Inc.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
EDGARizing Solutions, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of EDGARizing Solutions, Inc. (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period since inception on May 9, 2013 through May 31, 2013. EDGARizing Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EDGARizing Solutions, Inc. (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period since inception on May 9, 2013 through May 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at May 31, 2013, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
August 13, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

EDGARIZING SOLUTIONS, INC.
(A Development Stage Company)

BALANCE SHEETS
Audited

May 31,
2013

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-

TOTAL CURRENT ASSETS	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable - related party	$100,000

TOTAL CURRENT LIABILITIES	100,000

TOTAL LIABILITIES	100,000

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, 10,000,000 shares authorized; $0.001 par value,
none issued and outstanding	-
Common Stock, 100,000,000 shares authorized; $0.001 par value,
24,000,000 shares issued and outstanding	24,000
Additional Paid-In Capital	-
Stock Subscrption Receivable	(804)
Deficit Accumulated During Development Stage	(123,196)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(100,000)

TOTAL LIABILITITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

EDGARIZING SOLUTIONS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Audited

Cumulative since
May 9, 2013
(inception)
through
May 31, 2013
REVENUES

Revenues	$-

Total Revenues	-

EXPENSES

General and Administrative	-
Registration fees	196
Impairment of Software Acquisition Costs	4,000
Service Fees	119,000
Operating Expenses	123,196

Operating Income (Loss)	(123,196)

Other Income (Expense)
Interest Expense	-

Net Loss Before Taxes	(123,196)

Provision for income taxes	-

NET LOSS	$(123,196)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	24,000,000

The accompanying notes are an integral part of these financial statements.

EDGARIZING SOLUTIONS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Cumulative
Since
May 9, 2013
(inception)
through
May 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(123,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	19,000
Impairment of Software Expense	4,000
Changes in Operating Assets and Liabilities
Increase in Accounts Payable	100,000

Net cash used in operating activities	(196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Common Stock for cash or cash equivalent	196
Net Cash Provided by Financing Activities	196

Net (Decrease) Increase in Cash	-
Cash at Beginning of Period	-
Cash at End of Period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-
Income Taxes	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Stock issued for software acquisition	4,000

The accompanying notes are an integral part of these financial statements.

EDGARIZING SOLUTIONS, INC.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY
From inception (May 9, 2013) to May 31, 2013

Audited

					Deficit
	Common Stock				accumulated
			Additional	Shares	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total

Balance on inception, May 9, 2013	-	$-	$-	$-	$-	$-

Common stock issued for acquiring Edgar Software	4,000,000	4,000	-			4,000
at $0.001 per share on May 10, 2013

Common stock issued for services at $0.001
per share on May 10, 2013	19,000,000	19,000	-	-	-	19,000

Common stock issued for cash and note at $0.001
per share on May 10, 2013	1,000,000	1,000	-	(804)	-	196

Net loss for the period ended	-	-	-	-	(123,196)	(123,196)

Balance, May 31, 2013	24,000,000	$24,000	$-	$(804)	$(123,196)	$(100,000)

The accompanying notes are an integral part of these financial statements.

EDGARIZING SOLUTIONS, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2013

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Delaware as a for-profit Company on May 9, 2013 and established a fiscal year end of May 31. We are a development-stage Company which intends to provide EDGAR and XBRL document conversion service for publicly traded companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying balance sheets, statements of operations, stockholders' deficit and cash flows include all adjustments, consisting only of normal recurring items, for their fair presentation in conformity with accounting principles generally accepted in the United States. These financial statements are presented in United States dollars.

Advertising

Advertising costs are expensed as incurred.  As of May 31, 2013, we incurred no advertising costs.

Property

The Company does not own or rent any property.  The office space is provided by the The Owings Group, LLC at no charge.

Revenues and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Use of Estimaters and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

EDGARIZING SOLUTIONS, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Impairment of Long Lived Assets

Long lived assets in accordance with ASC 360-10-05 are reviewed for impairment annually or whenever events or changes in circumstances indicates the carrying amount of an asset may not be recoverable, whichever is sooner.  Recoverability of these assets is measured by compairing the carrying amount to future undiscounted cash flows the assets are expected to generate.  If property and the data base of information rights are considered to be impaired, the impairment to be recognized equals the amount by which the carying value of the assets exceeds its estimated fair market value.  During the period from May 9, 2013 (inception) to May 31, 2013, the Company recorded impairment expense of $4,000.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $100,000, an accumulated deficit of $123,196 net loss from operations since inception of $123,196. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 100,000,000 common shares with a par value of $0.001 per share, and 10,000,000 preferred shares with a par value of $0.001 per share.

As of May 31, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation.

On May 10, 2013 the Company issued 4,000,000 common shares for the rights to EDGAR and XBRL document conversion software at $0.001 per share.  The Company determined that the fair value of the common stock per share based on the recent incorporation date and a nominal value was assigned.
On May 10, 2013 the Company issued 20,000,000 common shares to the The Owings Group, LLC for $1,000 in share subscriptions receivable and for services rendered totaling $19,000.  The Company determined that the fair value of the common stock is based on the recent incorporation date and a nominal value was assigned.  As of May 31, 2013, the Company received $196 of the share subscriptions receivable.  On May 10, 2013 the Company issued 1,000,000 common shares for subscription receivables at $0.001 per share and 19,000,000 common shares for services at $0.001 per share to The Owings Group, LLC.

On May 31, 2013, the Company had 24,000,000 common shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of May 10, 2013, the Company entered into an agreement with Owings-1, LLC whereby Owings-1, LLC provides services to the Company to take it public at Owings-1, LLC's expense.  Once the Company is publicly trading, the Company owes Owings-1, LLC for $200,000  for that service. As of May 31, 2013, fifty percent of the services have been provided and accordingly $100,000 have been expensed and the remaining will be due upon completion of the remaining services.

EDGARIZING SOLUTIONS, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2013

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of May 31, 2013 are as follows:

May 31, 2013

Net operating loss carry forward	$123,196
Effective Tax rate	35%
Deferred Tax Assets	43,119
Less: Valuation Allowance	-43,119
Net deferred tax asset	$0

The net federal operating loss carry forward will expire in 2033.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 – IMPAIRMENT OF SOFTWARE EXPENSE

In accordance with ASC 360-10-05, Accounting for the Impairment of Disposal Long-Lived Assets, all our intangible assets that have definite lives are being amortized on a straight-line basis over their estimated useful lives. Should the carrying value of patents or intangible assets exceed the estimated future undiscounted cash flows for the expected periods of benefit, such assets will be written down to fair value. Based upon our most recent assessment as of May 31, 2013, we have determined that because of uncertainty of the Company’s ability to convert the $4,000 in software costs into revenue as a result of a large working capital deficiency and the Company’s ability to continue as a going concern we impaired the $4,000 software costs.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Office Set Up
Time Frame: 1st – 2nd months
Cost: $20,000 - $30,000

If we realize 50% participation or less, we will continue to use the office space provided free of charge by The Owings Group, LLC.  With participation at 75% or higher, we will use between $20,000 and $30,000 to acquire our own office space along with acquiring the necessary equipment, furniture, etc.

Develop and Refine Website
Time Frame: 1st – 3rd months
Cost: $25,000 - $75,000

During this period, we plan to continue developing and refining our website.  We performed due diligence on potential design companies and identified one that we are interested in retaining.  We do not have any written agreements with the web designer at the current time.

If we can achieve participation of 50% or higher in this Offering, we will allocate $25,000 or more to engage the website developer to establish an intuitive and multifunctional website for our business.  We intend to facilitate our services through this website by allowing our customers to submit the documentation and financial statements that require filing through our website.  This mechanism should provide value to our customers through the ease of use and document submission while minimizing our overhead as we will not need to dedicate as much employee time to customer interfacing.  Instead, we can focus our resources on the timely and efficient administration of our services.  The higher the participation in our Offering, the larger our budget will be for finalizing the construction of our multifunctional website.

Marketing
Time Frame: 2nd - 12th months.
$25,000 - $75,000

We intend to implement our marketing plan to attract public companies to our EDGARizing and filing services. Initially, we will continue to market our services to our President’s network of business contacts.  As a practicing securities attorney, our President regularly deals with a number of companies encompassed by our target market.  We will leverage these relationships to establish our initial client relationships.

Additionally, our President will continue to reach out to various business professionals and companies that regularly deal with publicly traded companies in our target market in an effort to establish referral partnerships.  Given his experience as a CPA, our President is able to provide significant value to our clients, especially in relation to the financials and earnings statements required to be submitted in XBRL format.  We will tout our President’s experience and the quality of service provided as a major selling point for our services.

There is, however, no guarantee that our President will be successful generating revenue from his existing client base as an attorney, or that we will be able to effectively convey the value of our services by highlighting his previous experience.  If we are unable to develop clients through our President’s existing relationships, we may not produce sufficient revenues to cover our costs and may be forced to cease operations.

If our Offering realizes 50% participation or higher, we will dedicate a portion of the proceeds towards engaging an internet marketing company to help build our website’s presence in the marketplace.  We expect to contract the services of an internet marketing company to provide search engine optimization services and arrange for targeted and pay-per-click advertising.  Additionally, we will engage in a direct mail campaign to a wide range of companies listed on the OTCBB.  Since the names of OTCBB companies and their addresses are publicly available, the only cost of this service will entail the production of the marketing content and actual cost of mailing.  We will similarly implement an email marketing campaign, similar to the direct mail campaign, in an effort to increase the Company’s exposure to our target market.

Software
Time Frame: 3rd – 12th months.
$25,000 - $55,000

Considering the fact that our industry is technology driven, we must stay apprised of any relevant technologies and/or software that has been introduced or is expected to be introduced in the near future.  If our competitors access new, more effective technology before us, it could put us at a significant disadvantage.  As such, we will constantly endeavor to stay abreast of all technological developments relating to document conversion and EDGAR services.  There is, however, no guarantee that we will be aware of new technologies as they become available, or that we will have the resources available to implement new, more effective technologies as they are introduced into the marketplace.  If our competitors can acquire new technologies while we cannot, our business operations could be adversely affected.

To ensure we do not miss out on opportunities to benefit from emerging technologies, if our Offering achieves 50% participation or higher, we will allocate a portion of the resulting proceeds to a cash reserve specifically dedicated to acquiring new technologies as they become available.

Hire Additional Employees or Independent Contractors
Time Frame: 3rd – 12th months.
$0.00 - $125,000

If we achieve at least 50% participation in our Offering, we will begin to pay our President a salary which will be determined following the successful conclusion of this offering.  Currently, there is no written or verbal agreement in place with regards to our President’s salary.   We do not currently have plans to provide a salary to our Secretary following the completion of this Offering, and do not have plans to do so over the next 12 months.

If we are successful in our marketing campaigns and generate a volume of business sufficient to require additional help, we will consider either hiring internal employees or engaging independent contractors to help us cope with the excess business.  We will explore the possibility of outsourcing some of the easier responsibilities associated with our services to individuals outside of the country who can be hired at a lower cost than a domestic employee.  However, given the importance of XBRL and our President’s experience handling EDGARizing services, we may decide that it is worth hiring local employees internally so our President can invest the time necessary to teach them everything they need to know to provide the high level of customer service that we will require of any employees (whether external or internal).  It will, however, require at least 75% participation in our Offering in order for us to raise the capital necessary to hire additional employees.

Ongoing EDGAR/XBRL Training
Time Frame: 2nd – 12th months.
$0.00 - $25,000

If we achieve at least 75% participation in this Offering, we will allocate $10,000 or more toward the costs of providing our President and any employees we may hire with additional and ongoing training.  This measure is important to ensure the quality and efficiency of our services, especially in relation to those of our competitors.  Additionally, if we decide to outsource some responsibilities to independent contractors overseas, a portion of these funds will be dedicated to ensuring these individuals receive the training necessary to maintain our high caliber of service.  If we do not realize at least 75% participation, our President will be responsible for training any new employees until such time as the Company can generate sufficient revenues to warrant the allocation of funds towards ongoing education.

Pay Off Obligation to Owings-1, LLC
Tim Frame: 1st – 12th months.
$0.00 to $200,000

Subsequent to the effective date of this prospectus, the Company will owe $200,000 to Owings-1, LLC for services rendered in relation to this offering. The first $200,000 in proceeds realized from this Offering will be allocated towards satisfying this obligation.  If the company achieves less than 33.33% participation, then the Company will not be able to repay the total amount of the obligation. In this event, Owings-1, LLC has verbally agreed to renegotiate or extend the terms associated with the repayment of this obligation.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have Jerry Gruenbaum, our President, prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending at least $9,500 for our accounting and audit requirements.

SEC FILING PLAN

We will be required to file annual and periodic reports subsequent to the effectiveness of this Form S-1.  This means that we will file documents with the United States Securities and Exchange Commission.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our three quarterly filings and annual filing.

With regards to this S-1 registration, the costs of this process are being borne by Owings-1, LLC pursuant to the Client Services Agreement (See “Client Services Agreement” Exhibit 10.1).

RESULTS OF OPERATIONS FROM MAY 9, 2013 (INCEPTION) TO MAY 31, 2013

We have had no operating revenues since our inception on May 9, 2013 through the date of this prospectus. Our activities have been financed by The Owings Group, LLC. From our inception to the date of this prospectus, we have received $1,000 from private offerings of our common stock.

Total expenses incurred between May 9, 2013 (inception) and May 31, 2013 were $123,196.  The operating loss for the period is a result of general, administrative, and operational expenses in the amount of $123,196. Since inception we have incurred operating expenses of $123,196.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at the fiscal period ended May 31, 2013 was $0. As of May 31, 2013, we had cash reserves of approximately $0 and working capital of negative $100,000.   We believe these cash reserves are sufficient to cover our expenses for the remainder of 2013.  We are currently provided rent-free office space, and access to telephone and internet service, by The Owings Group, LLC.  However, if additional and/or unforeseen expenses arise, we will require additional financing.  If we cannot raise any additional financing prior to the expiration of this timeframe, we believe we will be able to obtain loans from The Owings Group, LLC, in the future, if necessary, but have no agreement in writing and the failure to obtain such financing should the need arise could force us to cease operations.

We are a development stage company and have generated no revenue to date.  Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of approximately $15,000 in additional cash over the next 12 months to satisfy our regulatory reporting and filing requirements.  Other than our planned Offering, our efforts to address this expense in the event of an unsuccessful Offering have been restricted to a verbal commitment we secured from The Owings Group, LLC that it will provide an on demand, non-interest bearing loan to help the Company cover the costs associated with being a reporting company.  However, we will require full funding from this Offering to implement our complete plan of operation (See the “Plan of Operation” section of this prospectus on page 33). If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

There are no assurances that we will be able to obtain further funds required for our continued operations.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Subsequent to the effective date of this prospectus, if we realize less than 33.33% participation in this Offering, we will have insufficient capital to satisfy our $200,000 obligation to Owings-1, LLC for services rendered in relation to this Offering.  In the event we are unable to raise sufficient proceeds from this Offering to satisfy this obligation, the Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this obligation.

In the event that our Offering fails The Owings Group, LLC, has verbally agreed to continue providing us the use of our current office space and access to telephone and internet service free of charge.  Additionally, if our Offering is unsuccessful, our President, Jerry Gruenbaum, and our Secretary, David Mathias, have verbally committed to continuing his role without compensation until such time as the Company generates sufficient revenues to warrant providing him with a salary.

While we have secured verbal commitments, there are no guarantees that The Owings Group, LLC will continue providing the Company with free office space and access to telephone and internet service, or that Jerry Gruenbaum and David Mathias will continue functioning as our Officers without compensation.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception.  As of May 31, 2013, the Company had accumulated losses of $123,196.  Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

On July 3, 2013, our President used personal funds in the amount of $2,437.54 to renew the license for the EDGAR document conversion software the Company acquired from Jerry Gruenbaum in return for 4,000,000 shares of the Company’s common stock on May 10, 2013.  On August 2, 2013, The Owings Group, LLC reimbursed Jerry Gruenbaum in the amount of $2,437.54 on behalf EDGARizing Solutions, Inc; this reimbursement is memorialized in a Promissory Note between The Owings Group, LLC and the Company and is reflected in the Promissory Note Agreement attached hereto on Exhibit 10.2.  Other than the Promissory Note issued to The Owings Group, LLC, the Company has no other off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $ 123,196 as of May 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations as they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from the sole director and/or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the  United States requires  management  to  make   estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during  the reporting  period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the period have been made, and all adjustments are of a normal recurring nature.

Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company’s fiscal year end is May 31st.

Recent accounting pronouncements

We have reviewed all the recent and not yet effective accounting pronouncements issued through the date of these financial statements, and we do not believe any of these pronouncements will have a material impact on the Company.

Revenue Recognition

The Company will recognize revenue in accordance with ASC Topic 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0.00 in advertising costs during the period May 9, 2013 (inception) to May 31, 2013.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

(1) Jerry Gruenbaum (2) Mary Radomsky	58 66	President and Treasurer Director
(3) David Mathias	27	Secretary

(1) c/o EDGARizing Solutions, Inc. 10045 Red Run Boulevard, suite 140, Owings Mills, MD 21117.
(2) Mary Radomsky. 2542 Quarry Lake Dr., Unit 178, Mount Washington, MD 21209
(3) c/o EDGARizing Solutions, Inc. 10045 Red Run Boulevard, suite 140, Owings Mills, MD 21117.

The Director and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Jerry Gruenbaum, Age 58

Jerry Gruenbaum has been a practicing attorney since 1979, specializing in securities, corporate, mergers and acquisitions, and international law.  He provides legal services to clients throughout the world in corporate financing, hedge funds, public offerings, private placements, and disclosure and regulatory reporting in a wide range of industries.  In his capacity as an attorney, Mr. Gruenbaum has provided EDGAR and XBRL document conversion services for the last ten years.  Mr. Gruenbaum is the former CEO and a Chairman of a publicly traded, multinational manufacturing company with operations in the United States, Hong Kong, and the Netherlands.  He has also been the CEO and a Chairman for a publicly traded real estate company with a 100 million euro portfolio of commercial properties.  Additionally, Mr. Gruenbaum worked as a CPA at KPMG and Arthur Anderson.  He has been the CEO and FINOP of First Union Securities, a SEC licensed securities brokerage firm where he was instrumental in raising over $160 million for various investment ventures.

Mary Radomsky, Age 66

Mary Radomsky has had a varied career. She has performed services for companies focused on financial services, for the Baltimore City Police Department, for a distribution company for General Motors one of the most recognized American brands, and for the chambers of a judge. Her diverse experiences provide sound business leadership to the Company.

David Mathias, Age 27

David Mathias is an attorney licensed in the State of Maryland since 2012 and an alumnus of University of Maryland Law School. He is the internal legal counsel for Owings Group. His recent work experience has involved providing support for the National Association of the Deaf and the Maryland Office of the Public Defender. Earlier he had worked for a social services non-profit in Washington, DC. His legal training and experience give him a valuable perspective on the business world.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of our employees and that neither the Director, nor any of her family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to its Director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules.  Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the Director and us with regards to the Director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our President, Jerry Gruenbaum, and our Secretary, David Mathias, we currently have no other significant employees. Owings-1, LLC has provided consulting services in relation to this S-1 registration; however, the Company does not have any intention of continuing this relationship following the effective date of this prospectus.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our sole director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal year Ended May 31	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
(1) Jerry Gruenbaum		$0.00	$0.00	$0.00	None
(2) David Mathias		$0.00	$0.00	$0.00	None

(1) Serves as President and Treasurer.
(2) Serves as Secretary.

Our Director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to Directors serving on our Board of Directors.

STOCK OPTION GRANTS

We have not granted any stock options to our Officers since our inception. Upon the further development of our business, we will likely grant options to Directors and Officers consistent with industry standards for businesses similar to ours.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with either of its two employees or its Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 24,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of	Number of Shares	Percent of
	Beneficial Owner	Owned Beneficially	Class Owned
Common Stock	(1) Sycamore Ventures, Inc.	24,000,000	100%
All Executive Officers
and Directors as a		0	0%*
group

 (1) c/o Sycamore Ventures, Inc. 2542 Quarry Lake Dr. Unit 178, Mount Washington, MD 21209.

* Although not a majority shareholder directly, Mary Radomsky is the sole Director of Sycamore Ventures, Inc., which is the majority shareholder of EDGARizing Solutions, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 10, 2013, we offered and sold 20,000,000 shares of common stock to The Owings Group, LLC, at a purchase price of $0.001 per share, for aggregate proceeds of $1,000.  In addition to the $1,000 The Owings Group, LLC provided good will consideration in the form of existing professional relationships with potential customers, management-related expertise, office space, access to internet and phone service, as well as access to a client relationship management (CRM) database.

On May 10, 2013, we offered and issued 4,000,000 shares of common stock to Jerry Gruenbaum, our President and Treasurer, with a par value of $0.001 per share, for rights to his EDGAR and XBRL document conversion software and his good will consideration in the form his experience as an attorney and CPA, access to his professional contacts, his performance of the duties of President without compensation, as well as his expertise and experience handling document conversions for the purpose of EDGAR and XBRL filings.

On May 10, 2013, the Company engaged Owings-1, LLC to facilitate the S-1 Registration process.  In conjunction with this agreement, the Company agreed to pay Owings-1, LLC $200,000 following the effective date of this prospectus.  As part of this agreement, Owings-1, LLC will provide consulting services and cover the initial, up-front costs of registration in return for its compensation of $200,000 subsequent to the completion of this Offering (See “Client Services Agreement” on Exhibit 10.1).

On May 20, 2013, Sycamore Ventures, Inc. acquired 20,000,000 shares of our common stock from The Owings Group, LLC and 4,000,000 shares of our common stock from Jerry Gruenbaum.  As a result, as of the date of this prospectus Sycamore Ventures, Inc. owns 100% of our issued and outstanding common shares.

On July 3, 2013, our President used personal funds in the amount of $2,437.54 to renew the license for the EDGAR document conversion software the Company acquired from Jerry Gruenbaum in return for 4,000,000 shares of the Company’s common stock on May 10, 2013.  On August 2, 2013 The Owings Group, LLC reimburse Jerry Gruenbaum in the amount of $2,437.54 on behalf EDGARizing Solutions, Inc; this reimbursement is memorialized in a promissory note between The Owings Group, LLC and the Company and is reflected in the Promissory Note Agreement attached hereto on Exhibit 10.2.  Other the promissory note issued to The Owings Group, LLC, the Company has no other off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $120,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with EDGARizing Solutions, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas C. Cook, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.  Seale and Beers, CPAs, our independent registered public accountant, has audited our financial statements for the period ended May 31, 2013, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Seale and Beers, CPAs, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND MORE INFORMATION

 We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.  The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Seale and Beers, CPAs, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PROSPECTUS

EDGARIZING SOLUTIONS, INC.

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2013

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by Owings-1, LLC pursuant to the Client Services Agreement, attached hereto on Exhibit 10.1; no expenses shall be borne by EDGARizing Solutions, Inc.

Amount
Item	(US$)
SEC Registration Fee	$81.84
Transfer Agent Fees	1,000.00
Legal Fees	10,000.00
Accounting and Auditing Fees	3,500.00
Printing/Edgar filing Costs	500.00
TOTAL	$15,081.84

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

· indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

· advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

· obtain directors’ and officers’ insurance.

RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on May 9, 2013, we have issued and sold the following securities without registration.

On May 10, 2013, we offered and sold 20,000,000 shares of common stock to The Owings Group, LLC, at a purchase price of $0.001 per share, for aggregate proceeds of $1,000.  In addition to the $1,000 The Owings Group, LLC provided good will consideration in the form of existing professional relationships with potential customers, management-related expertise, office space, access to internet and phone service, as well as access to a client relationship management (CRM) database.

We issued the foregoing restricted shares to The Owings Group, LLC pursuant to Section 4(2) of the Securities Act of 1933.  The Owings Group, LLC is in possession of all material information relating to us.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

On May 10, 2013, we offered and issued 4,000,000 shares of common stock to Jerry Gruenbaum, our President and Treasurer, with a par value of $0.001 per share, for rights to his EDGAR and XBRL document conversion software and his good will consideration in the form his experience as an attorney and CPA, access to his professional contacts, his performance of the duties of President without compensation, as well as his expertise and experience handling document conversions for the purpose of EDGAR and XBRL filings.

We issued the foregoing restricted shares to Jerry Gruenbaum, our President, pursuant to Section 4(2) of the Securities Act of 1933.  Mr. Gruenbaum is a sophisticated investor and is in possession of all material information relating to us.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement.

Exhibit	Description

3.1	Articles of Incorporation
3.2	Amendment to the Articles of Incorporation (Name Change)
3.3	Bylaws of Registrant
5.1	Opinion of the Law Offices of Thomas C. Cook, regarding the legality of the securities being registered
5.1	Consent of The Law Offices of Thomas C. Cook, PLL
10.1	Client Services Agreement
10.2	Promissory Note Agreement
10.3	Client Services Agreement Amendment
23.1	Consent of Seale & Beers, CPAs

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Owings Mills, MD on August 20, 2013.

EDGARizing Solutions, Inc. (Registrant)

By:	/s/ Jerry Gruenbaum
Name: Jerry Gruenbaum,
Title: President and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Gruenbaum, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of EDGARizing Solutions, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jerry Gruenbaum
Jerry Gruenbaum	President and Treasurer (principal executive officer, principal financial officer, and principal accounting officer)	August 20, 2013